Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact:         Donald D. Destino

Executive Vice President

Investor Relations and Corporate Development

Phone:               310-887-8521

FOR IMMEDIATE RELEASE	October 18, 2016

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE THIRD QUARTER 2016 AND

$400 MILLION STOCK REPURCHASE AUTHORIZATION

Highlights

•                  Net Earnings of $93.9 Million, or $0.77 Per Diluted Share

•                  New Loan and Lease Production of $1.1 Billion for the Quarter; $101 Million of Net Loan Growth

•                  Core Deposit Increase of $599 Million during the Quarter Representing 77% of Total Deposits

•                  Tax Equivalent Net Interest Margin of 5.26%; Core Tax Equivalent Net Interest Margin of 5.08%

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the third quarter of 2016 of $93.9 million, or $0.77 per diluted share, compared to net earnings for the second quarter of 2016 of $82.2 million, or $0.68 per diluted share.  The increase in net earnings was due to the elimination of FDIC loss sharing expense, a lower provision for credit losses and a lower effective tax rate as compared to the second quarter of 2016.

Matt Wagner, President and CEO, commented, “We are very pleased with our strong third quarter results which produced a return on assets of 1.77% and a return on tangible equity of 16.15%. While the current quarter benefited from lower credit costs and a lower effective tax rate, we continue to demonstrate our sustained earning power.”

Patrick Rusnak, Executive Vice President and CFO stated, “Our third quarter core tax equivalent NIM, which excludes accelerated accretion, decreased three basis points to 5.08% and our NIM excluding all purchase accounting items decreased two basis points to 4.98%. We are pleased with how our NIM has held up during this sustained period of low interest rates.”

Mr. Rusnak continued, “Third quarter loan growth fell below expectations due largely to dramatically higher prepayments in our healthcare real estate portfolio, which totaled approximately $200 million for the quarter, resulting from both refinancings and property sales. The solid originations from other lending groups, in particular Venture Banking and Construction, give us confidence that future-period loan growth will return to more normalized levels. Although nonaccrual loans increased due to the migration of a single, classified loan to nonaccrual status, total classified loans and leases decreased on a linked quarter basis as several previously classified loans paid off in full.”

Mr. Wagner continued, “Over the past few years we have significantly strengthened our company through execution on a strategy focused on profitable growth and prudent risk management. This performance, our initial DFAST stress test submission and robust capital levels have allowed the Board to authorize a stock repurchase program which provides another tool to actively manage capital levels and facilitate improved shareholder returns.”

FINANCIAL HIGHLIGHTS

	At or For the Three Months Ended			At or For the Nine Months Ended
	September 30,	June 30,		September 30,
	2016	2016	Change	2016	2015	Change
	(Dollars in thousands, except per share data)
Financial Highlights
Net Earnings	$93,895	$82,168	$11,727	$266,519	$227,778	$38,741
Diluted Earnings Per Share	$0.77	$0.68	$0.09	$2.19	$2.21	$(0.02)
Return on Average Assets	1.77%	1.57%	0.20	1.69%	1.85%	(0.16)
Return on Average Tangible Equity (1)	16.15%	14.61%	1.54	15.74%	16.82%	(1.08)

Net Interest Margin (tax equivalent)	5.26%	5.33%	(0.07)	5.37%	5.76%	(0.39)
Core Net Interest Margin (tax equivalent) (1)	5.08%	5.11%	(0.03)	5.09%	5.31%	(0.22)
Efficiency Ratio	40.1%	40.6%	(0.5)	39.7%	38.1%	1.6

Total Assets	$21,315,291	$21,147,139	$168,152	$21,315,291	$16,814,105	$4,501,186
Loans and Leases, Net of Deferred Fees	$14,742,846	$14,641,460	$101,386	$14,742,846	$12,452,205	$2,290,641
Noninterest-Bearing Deposits	$6,521,946	$6,222,696	$299,250	$6,521,946	$3,508,682	$3,013,264
Core Deposits	$12,010,639	$11,411,992	$598,647	$12,010,639	$6,815,252	$5,195,387
Total Deposits	$15,645,668	$15,148,009	$497,659	$15,645,668	$12,115,763	$3,529,905

Noninterest-Bearing Deposits as Percentage of Total Deposits	42%	41%	1	42%	29%	13
Core Deposits as Percentage of Total Deposits	77%	75%	2	77%	56%	21
Tangible Common Equity Ratio (1)	12.19%	12.12%	0.07	12.19%	12.21%	(0.02)
Tangible Book Value Per Share (1)	$19.12	$18.83	$0.29	$19.12	$17.86	$1.26

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income increased by $0.9 million to $234.6 million in the third quarter of 2016 compared to $233.8 million in the second quarter of 2016 due to the combination of higher average loan and lease balances, higher nonaccrual interest recoveries and one additional day in the period offset by lower discount accretion on acquired loans and a lower loan and lease yield.  Total accretion on acquired loans was $14.2 million in the third quarter of 2016 (39 basis points on the loan and lease yield) compared to $16.2 million in the second quarter of 2016 (45 basis points on the loan and lease yield).  The loan and lease yield for the third quarter of 2016 was 6.17% compared to 6.24% for the second quarter of 2016.  The decrease in the loan and lease yield was due to the lower accretion on acquired loans and a lower yield on new production relative to the current portfolio yield. Excluding accelerated accretion, the core loan and lease yield was 5.94% in the third quarter compared to 5.97% in the second quarter.

The tax equivalent NIM for the third quarter of 2016 was 5.26% compared to 5.33% for the second quarter of 2016.  The decrease in the NIM was mostly due to lower accretion on acquired loans. Such accretion contributed 31 basis points to the NIM in the third quarter of 2016 and 36 basis points to the NIM in the second quarter of 2016.  Excluding accelerated accretion, the core tax equivalent NIM was 5.08% for the third quarter compared to 5.11% for the second quarter.

Included in net interest income for the third quarter of 2016 was $3.0 million of interest resulting from the payoff in full of a nonperforming loan. This recovery contributed seven basis points to the third quarter 2016 NIM and eight basis points of loan and lease yield for the third quarter of 2016.

The cost of total deposits decreased to 0.19% in the third quarter from 0.20% in the second quarter due to a lower average cost and balance of time deposits.

The tax equivalent NIM and loan and lease yield are impacted by volatility in accelerated accretion of acquisition discounts due to the prepayment of acquired loans and leases. The effects of this item are shown in the following table for the periods indicated:

	Three Months Ended		Three Months Ended
	September 30, 2016		June 30, 2016
		Loan and		Loan and
	NIM	Lease Yield	NIM	Lease Yield
Reported	5.26%	6.17%	5.33%	6.24%
Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans	(0.18)%	(0.23)%	(0.22)%	(0.27)%
Core	5.08%	5.94%	5.11%	5.97%

The impact on the tax equivalent net interest income and NIM from all purchase accounting items is set forth in the table below for the periods indicated:

	Three Months Ended		Three Months Ended
	September 30, 2016		June 30, 2016
		Impact on		Impact on
	Amount	NIM	Amount	NIM
	(Dollars in thousands)

Net interest income/NIM	$239,473	5.26%	$238,667	5.33%
Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans	(8,226)	(0.18)%	(9,780)	(0.22)%
Remaining accretion of Non-PCI loan acquisition discounts	(5,997)	(0.13)%	(6,407)	(0.14)%
Total accretion of loan acquisition discounts	(14,223)	(0.31)%	(16,187)	(0.36)%
Amortization of TruPS discount	1,391	0.03%	1,393	0.03%
Accretion of time deposits premium	(121)	0.00%	(172)	0.00%
	(12,953)	(0.28)%	(14,966)	(0.33)%
Net interest income/NIM - excluding purchase accounting	$226,520	4.98%	$223,701	5.00%

Noninterest Income

Noninterest income increased by $4.8 million to $26.9 million for the third quarter of 2016 compared to $22.1 million for the second quarter of 2016 due mostly to a $6.5 million decrease in FDIC loss sharing expense and a $1.5 million increase in other commissions and fees offset by decreases in dividends and gains on equity investments and foreign currency translation net gains. The lower FDIC loss sharing expense was due to the early termination of all FDIC loss share agreements for which a $6.0 million pre-tax charge was recognized in the second quarter.  Other commissions and fees increased due to higher prepayment and other loan-related fees. These items were offset by lower dividends and gains on equity investments of $1.8 million and lower foreign currency translation net gains of $0.5 million.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Income	2016	2016	(Decrease)
	(In thousands)

Service charges on deposit accounts	$3,488	$3,633	$(145)
Other commissions and fees	12,528	11,073	1,455
Leased equipment income	8,538	8,523	15
Gain on sale of loans and leases	157	388	(231)
Gain on securities	382	478	(96)
FDIC loss sharing expense, net	—	(6,502)	6,502
Other income:
Dividends and realized gains on equity investments	377	2,185	(1,808)
Foreign currency translation net (losses) gains	(224)	324	(548)
Other	1,674	2,019	(345)
Total noninterest income	$26,920	$22,121	$4,799

Noninterest Expense

Noninterest expense increased by $0.6 million to $110.7 million for the third quarter of 2016 compared to $110.1 million for the second quarter of 2016.  The expense category with the highest increase was other professional services, which increased $1.2 million primarily due to higher legal expense.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Expense	2016	2016	(Decrease)
	(In thousands)

Compensation	$62,661	$62,174	$487
Occupancy	12,010	12,193	(183)
Data processing	6,234	5,644	590
Other professional services	4,625	3,401	1,224
Insurance and assessments	4,324	4,951	(627)
Intangible asset amortization	4,224	4,371	(147)
Leased equipment depreciation	5,298	5,286	12
Foreclosed assets income, net	(248)	(3)	(245)
Other expense:
Loan expense	1,931	2,145	(214)
Other	9,651	9,919	(268)
Total noninterest expense	$110,710	$110,081	$629

Income Taxes

The overall effective income tax rate was 34.1% in the third quarter of 2016 and 37.7% in the second quarter of 2016. The effective rate for the third quarter was lower due to certain discrete items associated with completion of the 2015 tax returns. The expected effective tax rate for the full year 2016 is approximately 37.5%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Total loans and leases increased by $101.4 million in the third quarter to $14.7 billion at September 30, 2016.  The net increase was driven by third quarter originations and purchases of $1.1 billion, offset partially by principal repayments of $932.9 million.

The following table presents a roll forward of the loan and lease portfolio for the periods indicated:

	Three Months Ended
	September 30,	June 30,
Loan and Lease Roll Forward (1)	2016	2016
	(Dollars in thousands)

Beginning balance	$14,641,460	$14,483,517
New production	1,071,943	931,423
Existing loans and leases:
Principal repayments, net (2)	(932,863)	(720,003)
Loan and lease sales	(27,239)	(51,597)
Charge-offs	(10,455)	(1,880)
Ending balance	$14,742,846	$14,641,460

Weighted average rate on new production	5.11%	4.82%

(1)         Includes direct financing leases but excludes equipment leased to others under operating leases.

(2)         Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), loan participation sales and other changes within the loan portfolio.

The following table presents the composition of our loan and lease portfolio as of the dates indicated:

	September 30,	June 30,	March 31,	September 30,
Loan and Lease Portfolio	2016	2016	2016	2015
	(In thousands)
Real estate mortgage:
Commercial	$4,327,565	$4,519,209	$4,640,419	$4,512,489
Residential	1,242,253	1,164,784	1,149,998	1,177,302
Total real estate mortgage	5,569,818	5,683,993	5,790,417	5,689,791
Real estate construction and land:
Commercial	510,831	417,144	308,192	229,904
Residential	323,104	281,788	269,965	145,262
Total real estate construction and land	833,935	698,932	578,157	375,166
Total real estate loans	6,403,753	6,382,925	6,368,574	6,064,957
Commercial:
Cash flow	3,071,606	3,048,439	3,173,424	2,980,650
Asset-based	2,573,437	2,683,913	2,589,598	2,381,706
Venture capital	1,766,510	1,666,352	1,507,788	—
Equipment finance	670,783	646,940	733,228	894,777
Total commercial	8,082,336	8,045,644	8,004,038	6,257,133
Consumer	256,757	212,891	110,905	130,115
Total loans and leases, net of deferred fees	$14,742,846	$14,641,460	$14,483,517	$12,452,205

Total unfunded loan commitments	$4,156,147	$3,888,686	$3,812,554	$2,022,046

Loan growth in the third quarter came primarily from the construction, venture capital and consumer portfolios. These same portfolios also accounted for most of the growth in our unfunded commitments during the quarter.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30,	June 30,	March 31,	September 30,
Deposit Category	2016	2016	2016	2015
	(Dollars in thousands)

Noninterest-bearing demand deposits	$6,521,946	$6,222,696	$6,139,963	$3,508,682
Interest checking deposits	1,184,350	1,035,395	921,189	693,632
Money market deposits	3,532,050	3,392,811	3,144,843	1,860,983
Savings deposits	772,293	761,090	764,323	751,955
Total core deposits	12,010,639	11,411,992	10,970,318	6,815,252
Brokered non-maturity deposits	1,082,114	972,820	985,784	713,215
Total non-maturity deposits	13,092,753	12,384,812	11,956,102	7,528,467
Time deposits under $100,000	1,180,428	1,114,074	1,357,598	1,951,938
Time deposits of $100,000 and over	1,372,487	1,649,123	2,127,675	2,635,358
Total time deposits	2,552,915	2,763,197	3,485,273	4,587,296
Total deposits	$15,645,668	$15,148,009	$15,441,375	$12,115,763

Noninterest-bearing demand deposits as percentage of total deposits	42%	41%	40%	29%
Core deposits as percentage of total deposits	77%	75%	71%	56%

At September 30, 2016, core deposits totaled $12.0 billion, or 77% of total deposits, including $6.5 billion of noninterest-bearing demand deposits, or 42% of total deposits.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Square 1 Asset Management, Inc. (“S1AM”), our registered investment advisor subsidiary, and third-party sweep products.  Total client investment funds at September 30, 2016 were $1.4 billion, of which $1.1 billion was managed by S1AM.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

A provision for credit losses of $8.5 million was recorded in the third quarter of 2016 compared to $13.9 million in the second quarter of 2016.  The third quarter provision consisted of $8.0 million for non-purchased credit impaired (“Non-PCI”) loans and leases and $0.5 million for PCI loans. The allowance for Non-PCI credit losses to Non-PCI loans and leases coverage ratio increased to 1.05% at September 30, 2016 from 1.03% at June 30, 2016.

The following tables show roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended September 30, 2016
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning balance	$132,000	$17,944	$149,944	$11,289	$161,233
Charge-offs	(9,924)	—	(9,924)	(531)	(10,455)
Recoveries	6,050	—	6,050	—	6,050
Net charge-offs	(3,874)	—	(3,874)	(531)	(4,405)
Provision	8,621	(621)	8,000	471	8,471
Ending balance	$136,747	$17,323	$154,070	$11,229	$165,299

	Three Months Ended June 30, 2016
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning balance	$120,807	$17,569	$138,376	$9,554	$147,930
Charge-offs	(1,712)	—	(1,712)	(168)	(1,880)
Recoveries	1,280	—	1,280	—	1,280
Net charge-offs	(432)	—	(432)	(168)	(600)
Provision	11,625	375	12,000	1,903	13,903
Ending balance	$132,000	$17,944	$149,944	$11,289	$161,233

The lower third quarter 2016 provision was due in part to a $4.8 million increase in recoveries of previously charged off loans.  The third quarter 2016 Non-PCI charge-offs included $9.7 million of loans and leases that had specific reserves in the allowance for credit losses at June 30, 2016.

All acquired loans are recorded initially at their estimated fair value including an estimate of credit losses. The table below presents two alternative views of credit risk coverage ratios for Non-PCI loans reflecting adjustments for acquired loans and leases and associated purchase accounting discounts:

	September 30, 2016				June 30, 2016
Non-PCI Adjusted	Non-PCI				Non-PCI
Allowance for Credit Losses	Loans and	Allowance/		Coverage	Loans and	Allowance/		Coverage
to Loans and Leases	Leases	Discount		Ratio	Leases	Discount		Ratio
	(Dollars in thousands)
Adjustment for - Acquired loans and leases and related allowance:
Ending balance	$14,686,206	$154,070		1.05%	$14,566,425	$149,944		1.03%
Acquired loans and allowance	(4,612,787)	(46,039	)(1)		(5,131,674)	(37,440	)(1)
Adjusted balance	$10,073,419	$108,031		1.07%	$9,434,751	$112,504		1.19%

Adjustment for - Unamortized net discount on acquired loans and leases:
Ending balance	$14,686,206	$154,070		1.05%	$14,566,425	$149,944		1.03%
Unamortized net discount	53,041	53,041	(2)		65,391	65,391	(2)
Adjusted balance	$14,739,247	$207,111		1.41%	$14,631,816	$215,335		1.47%

(1)         Allowance attributed to $4.6 billion and $5.1 billion of acquired Non-PCI loans at September 30, 2016 and June 30, 2016, based on the allowance calculation that includes an amount for credit deterioration on acquired loans and leases since their acquisition dates.

(2)         Unamortized net discount relates to $4.6 billion and $5.1 billion of acquired Non-PCI loans at September 30, 2016 and June 30, 2016, and is assigned specifically to those loans only.  Such discount represents the acquisition date fair value adjustment based on market, liquidity, interest rate risk and credit risk and is being accreted to interest income over the remaining life of the respective loans using the interest method.  Use of the interest method results in steadily declining amounts being taken into income in each reporting period.  The remaining discount of $53.0 million at September 30, 2016, is expected to be substantially accreted to income by the end of 2018.

Non-PCI loans and leases at September 30, 2016 included $10.1 billion of originated loans and leases that were not obtained through acquisitions. The related allowance for loan and lease losses totaled $93.2 million, or 0.93% of the outstanding balance.

CREDIT QUALITY

The following table presents Non-PCI loan and lease credit quality metrics as of the dates indicated:

	September 30,	June 30,
Non-PCI Credit Quality Metrics	2016	2016
	(Dollars in thousands)

Nonaccrual loans and leases	$171,085	$127,655
Classified loans and leases	417,541	441,035
Performing restructured loans	70,348	71,709
Allowance for credit losses	154,070	149,944
Net charge-offs (for the quarter)	3,874	432
Provision for credit losses (for the quarter)	8,000	12,000
Allowance for credit losses to loans and leases	1.05%	1.03%
Allowance for credit losses to nonaccrual loans and leases	90.1%	117.5%
Nonaccrual loans and leases to loans and leases	1.16%	0.88%
Nonperforming assets to loans and leases and foreclosed assets	1.27%	0.99%
Classified loans and leases to loans and leases	2.84%	3.03%

The increase in nonaccrual loans and leases during the third quarter of 2016 was largely the result of a classified $50 million healthcare real estate loan secured by a continuing care retirement facility which migrated to nonaccrual status due to continued weak operating performance and cash flow difficulties. This loan is current with respect to principal and interest payments as of the date of this release and the borrower is actively pursuing viable options for additional liquidity. Total classified loans and leases decreased by $23.5 million in the third quarter as resolutions, including repayment in full of four loans totaling $49.9 million, exceeded new downgrades.

Credit Exposure Affected by Low Oil Prices

At September 30, 2016, we had 14 outstanding loan and lease relationships totaling $101.7 million to borrowers involved in the oil and gas services industry, down from $116.9 million at June 30, 2016.  The collateral for this credit exposure includes primarily equipment, such as drilling equipment and transportation vehicles.  The reserves related to this credit exposure total approximately 14% of the related balance.  At September 30, 2016, two relationships totaling $40.3 million were on nonaccrual status and were classified, down from five relationships totaling $48.5 million at June 30, 2016.   The largest of these relationships had an aggregate outstanding balance of $39.9 million at September 30, 2016.  Of the $8.2 million decrease in nonaccrual classified oil and gas loans in the third quarter, $6.7 million was charged off (all were fully reserved at June 30, 2016) and $1.5 million was collected.

The following table presents Non-PCI nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Non-PCI Nonaccrual Loans and Leases				Non-PCI Accruing and
	September 30, 2016		June 30, 2016		30-89 Days Past Due
		% of		% of	September 30,	June 30,
		Loan		Loan	2016	2016
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$74,606	1.7%	$29,183	0.7%	$2,146	$2,126
Residential	5,089	0.4%	4,238	0.4%	—	171
Total real estate mortgage	79,695	1.5%	33,421	0.6%	2,146	2,297
Real estate construction and land:
Commercial	1,245	0.2%	—	0.0%	—	—
Residential	366	0.1%	368	0.1%	—	—
Total real estate construction and land	1,611	0.2%	368	0.1%	—	—
Commercial:
Cash flow	27,831	0.9%	38,146	1.3%	21	389
Asset-based	4,044	0.2%	1,986	0.1%	6,644	—
Venture capital	10,782	0.6%	1,088	0.1%	—	3,548
Equipment finance (1)	46,916	7.0%	52,432	8.1%	—	—
Total commercial	89,573	1.1%	93,652	1.2%	6,665	3,937
Consumer	206	0.1%	214	0.1%	—	—
Total Non-PCI loans and leases	$171,085	1.2%	$127,655	0.9%	$8,811	$6,234

(1)         Includes nonaccrual leases and loans to companies involved in the oil and gas industries of $40.3 million and $48.5 million at September 30, 2016 and June 30, 2016, respectively.

The following table presents nonperforming assets as of the dates indicated:

	September 30,	June 30,
Nonperforming Assets	2016	2016
	(Dollars in thousands)

Nonaccrual Non-PCI loans and leases	$171,085	$127,655
Nonaccrual PCI loans	3,478	2,025
Total nonaccrual loans and leases	174,563	129,680
Foreclosed assets, net	15,113	16,181
Total nonperforming assets	$189,676	$145,861

Nonaccrual loans and leases to loans and leases	1.18%	0.88%
Nonperforming assets to loans and leases and foreclosed assets	1.28%	0.99%

SALE OF BRANCHES

On October 3, 2016, the Company announced that Pacific Western Bank had entered into a definitive agreement to sell two branches to First Foundation Bank (the “Transaction”).  The branches are located in Laguna Hills and Seal Beach, California (the “Branches”).  As of September 30, 2016, the deposits of the Branches totaled approximately $200 million, principally comprised of time deposits.  No loans are being sold in connection with the Transaction.  The Transaction is expected to be completed during the fourth quarter of 2016 subject to regulatory approval and customary closing conditions.

STOCK REPURCHASE PROGRAM

On October 17, 2016, PacWest’s Board of Directors authorized a stock repurchase program (the “Stock Repurchase Program”), pursuant to which the Company may, from time to time, purchase shares of its common stock for an aggregate purchase price not to exceed $400 million. The common stock repurchases may be effected through open market purchases or in privately negotiated transactions, and may utilize any derivative or similar instrument to effect share repurchase transactions (including without limitation, accelerated share repurchase contracts, equity forward transactions, equity option transactions, equity swap transactions, cap transactions, collar transactions, floor transactions or other similar transactions or any combination of the foregoing transactions).

The Stock Repurchase Program expires on December 31, 2017. The amount and exact timing of any repurchases will depend upon market conditions and other factors. There are no assurances the Company will repurchase any shares during the period and the Stock Repurchase Program may be suspended or discontinued at any time.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $21 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). The Bank has 79 full-service branches located throughout the state of California and one branch in Durham, North Carolina. Pacific Western provides commercial banking services, including real estate, construction, and commercial loans, and comprehensive deposit and treasury management services to small and medium-sized businesses.  Pacific Western offers additional products and services under the brands of its business groups, CapitalSource and Square 1 Bank. CapitalSource provides cash flow, asset-based, equipment and real estate loans and treasury management services to established middle market businesses on a national basis.  Square 1 Bank offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovation hubs across the United States. For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” about the Company and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our profitability, loan and lease portfolio growth, capital management, including reducing excess capital, effective tax rates, and branch sale. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation:

•                  changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services;

•                  loan repayments higher than expected;

•                  higher than anticipated delinquencies, charge-offs, and loan and lease losses;

•                  compression of spreads on newly originated loans and leases;

•                  the impact of asset/liability repricing risk and liquidity risk on net interest margin and the value of investments;

•                  higher than anticipated increases in operating expenses;

•                  increased costs to manage and sell foreclosed assets;

•                  reduced demand for our services due to strategic or regulatory reasons;

•                  our inability to grow deposits or access wholesale funding sources;

•                  legislative or regulatory requirements or changes could negatively impact our business including an increase to capital requirements;

•                  the need to retain capital for strategic or regulatory reasons;

•                  the financial performance of the Company;

•                  stock price fluctuations;

•                  credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely affect our borrowers’ ability to repay loans and leases and/or require an increased provision for loan and lease losses;

•                  changes in tax laws or regulations affecting our business;

•                  tax planning or disallowance of tax benefits by tax authorities;

•                  changes in tax filing jurisdictions or entity classifications;

•                  our ability to obtain regulatory approvals and meet other closing conditions to the branch sale on the expected terms and schedule; and

•                  other risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission (“SEC”).

All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	June 30,	December 31,
	2016	2016	2015
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$286,371	$226,471	$161,020
Interest-earning deposits in financial institutions	253,994	218,882	235,466
Total cash and cash equivalents	540,365	445,353	396,486

Securities available-for-sale, at estimated fair value	3,341,335	3,347,546	3,559,437
Federal Home Loan Bank stock, at cost	19,386	24,214	19,710
Total investment securities	3,360,721	3,371,760	3,579,147

Non-PCI loans and leases	14,686,206	14,566,425	14,339,070
PCI loans	120,221	136,901	189,095
Total gross loans and leases	14,806,427	14,703,326	14,528,165
Deferred fees, net	(63,581)	(61,866)	(49,911)
Total loans and leases, net of deferred fees	14,742,846	14,641,460	14,478,254
Allowance for loan and lease losses	(147,976)	(143,289)	(115,111)
Total loans and leases, net	14,594,870	14,498,171	14,363,143

Equipment leased to others under operating leases	198,931	204,062	197,452
Premises and equipment, net	38,977	38,718	39,197
Foreclosed assets, net	15,113	16,181	22,120
Deferred tax asset, net	27,073	24,413	126,389
Goodwill	2,173,949	2,175,791	2,176,291
Core deposit and customer relationship intangibles, net	39,542	43,766	53,220
Other assets	325,750	328,924	335,045
Total assets	$21,315,291	$21,147,139	$21,288,490

LIABILITIES:
Noninterest-bearing deposits	$6,521,946	$6,222,696	$6,171,455
Interest-bearing deposits	9,123,722	8,925,313	9,494,727
Total deposits	15,645,668	15,148,009	15,666,182
Borrowings	541,011	918,208	621,914
Subordinated debentures	441,112	439,322	436,000
Accrued interest payable and other liabilities	144,905	128,296	166,703
Total liabilities	16,772,696	16,633,835	16,890,799
STOCKHOLDERS’ EQUITY (1)	4,542,595	4,513,304	4,397,691
Total liabilities and stockholders’ equity	$21,315,291	$21,147,139	$21,288,490

Book value per share	$37.29	$37.05	$36.22
Tangible book value per share (2)	$19.12	$18.83	$17.86
Shares outstanding	121,817,524	121,819,849	121,413,727

(1) Includes net unrealized gain on securities available-for-sale, net	$72,073	$81,744	$27,828
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$225,370	$224,326	$193,539	$686,071	$599,417
Investment securities	22,187	22,420	13,955	67,154	40,720
Deposits in financial institutions	298	308	178	914	304
Total interest income	247,855	247,054	207,672	754,139	640,441

Interest expense:
Deposits	7,247	7,823	10,400	24,143	32,112
Borrowings	695	352	72	1,628	395
Subordinated debentures	5,278	5,122	4,680	15,382	13,787
Total interest expense	13,220	13,297	15,152	41,153	46,294

Net interest income	234,635	233,757	192,520	712,986	594,147
Provision for credit losses	8,471	13,903	8,746	42,514	31,709
Net interest income after provision for credit losses	226,164	219,854	183,774	670,472	562,438

Noninterest income:
Service charges on deposit accounts	3,488	3,633	2,601	10,977	7,787
Other commissions and fees	12,528	11,073	6,376	35,090	18,895
Leased equipment income	8,538	8,523	5,475	25,305	16,232
Gain on sale of loans and leases	157	388	27	790	190
Gain on securities	382	478	655	8,970	3,744
FDIC loss sharing expense, net	—	(6,502)	(4,449)	(8,917)	(13,955)
Other income	1,827	4,528	5,073	11,365	23,359
Total noninterest income	26,920	22,121	15,758	83,580	56,252

Noninterest expense:
Compensation	62,661	62,174	48,152	185,900	144,922
Occupancy	12,010	12,193	10,762	36,835	31,950
Data processing	6,234	5,644	4,322	17,782	13,032
Other professional services	4,625	3,401	3,396	11,598	9,949
Insurance and assessments	4,324	4,951	3,805	14,240	11,546
Intangible asset amortization	4,224	4,371	1,497	13,341	4,500
Leased equipment depreciation	5,298	5,286	3,162	15,608	9,368
Foreclosed assets (income) expense, net	(248)	(3)	4,521	(812)	2,517
Acquisition, integration and reorganization costs	—	—	747	200	3,647
Other expense	11,582	12,064	9,775	36,787	28,344
Total noninterest expense	110,710	110,081	90,139	331,479	259,775

Earnings before income taxes	142,374	131,894	109,393	422,573	358,915
Income tax expense	(48,479)	(49,726)	(39,777)	(156,054)	(131,137)
Net earnings	$93,895	$82,168	$69,616	$266,519	$227,778

Basic and diluted earnings per share	$0.77	$0.68	$0.68	$2.19	$2.21

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
	(Dollars in thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$93,895	$82,168	$69,616	$266,519	$227,778
Less: earnings allocated to unvested restricted stock (1)	(1,048)	(863)	(649)	(2,983)	(2,213)
Net earnings allocated to common shares	$92,847	$81,305	$68,967	$263,536	$225,565

Weighted-average basic shares and unvested restricted stock outstanding	121,818	121,799	103,048	121,739	103,038
Less: weighted-average unvested restricted stock outstanding	(1,401)	(1,481)	(985)	(1,425)	(1,055)
Weighted-average basic shares outstanding	120,417	120,318	102,063	120,314	101,983

Basic earnings per share	$0.77	$0.68	$0.68	$2.19	$2.21

Diluted Earnings Per Share:
Net earnings allocated to common shares	$92,847	$81,305	$68,967	$263,536	$225,565

Weighted-average basic shares outstanding	120,417	120,318	102,063	120,314	101,983

Diluted earnings per share	$0.77	$0.68	$0.68	$2.19	$2.21

(1) Represents cash dividends paid to holders of unvested stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
PCI loans	$117,781	$5,868	19.82%	$147,270	$8,484	23.17%	$193,094	$7,505	15.42%
Non-PCI loans and leases	14,417,170	219,502	6.06%	14,321,320	215,842	6.06%	11,919,787	186,034	6.19%
Total loans and leases	14,534,951	225,370	6.17%	14,468,590	224,326	6.24%	12,112,881	193,539	6.34%
Investment securities (1)	3,338,209	27,025	3.22%	3,288,819	27,330	3.34%	1,806,628	16,709	3.67%
Deposits in financial institutions	238,425	298	0.50%	245,666	308	0.50%	278,973	178	0.25%
Total interest-earning assets	18,111,585	252,693	5.55%	18,003,075	251,964	5.63%	14,198,482	210,426	5.88%
Other assets	2,960,468			2,996,867			2,491,695
Total assets	$21,072,053			$20,999,942			$16,690,177

Liabilities and Stockholders’ Equity:
Interest checking	$1,161,931	604	0.21%	$1,024,763	501	0.20%	$787,271	300	0.15%
Money market	4,514,525	3,303	0.29%	4,321,533	2,886	0.27%	2,417,280	1,218	0.20%
Savings	764,415	341	0.18%	766,309	412	0.22%	746,362	449	0.24%
Time	2,666,434	2,999	0.45%	3,086,492	4,024	0.52%	5,042,768	8,433	0.66%
Total interest-bearing deposits	9,107,305	7,247	0.32%	9,199,097	7,823	0.34%	8,993,681	10,400	0.46%
Borrowings	583,982	695	0.47%	300,428	352	0.47%	70,171	72	0.41%
Subordinated debentures	439,970	5,278	4.77%	439,081	5,122	4.69%	434,420	4,680	4.27%
Total interest-bearing liabilities	10,131,257	13,220	0.52%	9,938,606	13,297	0.54%	9,498,272	15,152	0.63%
Noninterest-bearing demand deposits	6,274,294			6,437,720			3,486,780
Other liabilities	135,801			140,023			132,360
Total liabilities	16,541,352			16,516,349			13,117,412
Stockholders’ equity	4,530,701			4,483,593			3,572,765
Total liabilities and stockholders’ equity	$21,072,053			$20,999,942			$16,690,177
Net interest income (2)		$239,473			$238,667			$195,274
Net interest spread (2)			5.03%			5.09%			5.25%
Net interest margin (2)			5.26%			5.33%			5.46%

Total deposits (3)	$15,381,599	$7,247	0.19%	$15,636,817	$7,823	0.20%	$12,480,461	$10,400	0.33%
Funding sources (4)	$16,405,551	$13,220	0.32%	$16,376,326	$13,297	0.33%	$12,985,052	$15,152	0.46%

(1)                                     Includes tax equivalent adjustments of $4.8 million, $4.9 million, and $2.8 million for the three months ended September 30, 2016, June 30, 2016, and September 30, 2015 related to tax exempt income on municipal securities.  The federal statutory tax rate utilized was 35% for the periods.

(2)                                     Tax equivalent.

(3)                                     Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(4)                                     Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$286,371	$226,471	$161,977	$161,020	$154,652
Interest-earning deposits in financial institutions	253,994	218,882	357,541	235,466	81,642
Total cash and cash equivalents	540,365	445,353	519,518	396,486	236,294

Securities available-for-sale	3,341,335	3,347,546	3,240,586	3,559,437	1,809,364
Federal Home Loan Bank stock	19,386	24,214	17,250	19,710	17,250
Total investment securities	3,360,721	3,371,760	3,257,836	3,579,147	1,826,614

Non-PCI loans and leases	14,686,206	14,566,425	14,365,915	14,339,070	12,300,057
PCI loans	120,221	136,901	176,607	189,095	193,340
Total gross loans and leases	14,806,427	14,703,326	14,542,522	14,528,165	12,493,397
Deferred fees, net	(63,581)	(61,866)	(59,005)	(49,911)	(41,192)
Total loans and leases, net of deferred fees	14,742,846	14,641,460	14,483,517	14,478,254	12,452,205
Allowance for loan and lease losses	(147,976)	(143,289)	(130,361)	(115,111)	(103,271)
Total loans and leases, net	14,594,870	14,498,171	14,353,156	14,363,143	12,348,934

Equipment leased to others under operating leases	198,931	204,062	205,163	197,452	161,508
Premises and equipment, net	38,977	38,718	39,713	39,197	36,475
Foreclosed assets, net	15,113	16,181	18,310	22,120	33,216
Deferred tax asset, net	27,073	24,413	91,126	126,389	169,760
Goodwill	2,173,949	2,175,791	2,175,791	2,176,291	1,728,380
Core deposit and customer relationship intangibles, net	39,542	43,766	48,137	53,220	12,704
Other assets	325,750	328,924	322,259	335,045	260,220
Total assets	$21,315,291	$21,147,139	$21,031,009	$21,288,490	$16,814,105

LIABILITIES:
Noninterest-bearing deposits	$6,521,946	$6,222,696	$6,139,963	$6,171,455	$3,508,682
Interest-bearing deposits	9,123,722	8,925,313	9,301,412	9,494,727	8,607,081
Total deposits	15,645,668	15,148,009	15,441,375	15,666,182	12,115,763
Borrowings	541,011	918,208	551,401	621,914	552,497
Subordinated debentures	441,112	439,322	438,723	436,000	435,417
Accrued interest payable and other liabilities	144,905	128,296	142,918	166,703	128,724
Total liabilities	16,772,696	16,633,835	16,574,417	16,890,799	13,232,401
STOCKHOLDERS’ EQUITY (1)	4,542,595	4,513,304	4,456,592	4,397,691	3,581,704
Total liabilities and stockholders’ equity	$21,315,291	$21,147,139	$21,031,009	$21,288,490	$16,814,105

Book value per share	$37.29	$37.05	$36.60	$36.22	$34.76
Tangible book value per share (2)	$19.12	$18.83	$18.33	$17.86	$17.86
Shares outstanding	121,817,524	121,819,849	121,771,252	121,413,727	103,053,694

(1) Includes net unrealized gain on securities available-for-sale, net	$72,073	$81,744	$48,479	$27,828	$24,459
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$225,370	$224,326	$236,375	$219,677	$193,539
Investment securities	22,187	22,420	22,547	23,648	13,955
Deposits in financial institutions	298	308	308	172	178
Total interest income	247,855	247,054	259,230	243,497	207,672

Interest expense:
Deposits	7,247	7,823	9,073	9,391	10,400
Borrowings	695	352	581	159	72
Subordinated debentures	5,278	5,122	4,982	4,748	4,680
Total interest expense	13,220	13,297	14,636	14,298	15,152

Net interest income	234,635	233,757	244,594	229,199	192,520
Provision for credit losses	8,471	13,903	20,140	13,772	8,746
Net interest income after provision for credit losses	226,164	219,854	224,454	215,427	183,774

Noninterest income:
Service charges on deposit accounts	3,488	3,633	3,856	3,901	2,601
Other commissions and fees	12,528	11,073	11,489	12,691	6,376
Leased equipment income	8,538	8,523	8,244	7,791	5,475
Gain on sale of loans and leases	157	388	245	183	27
Gain on securities	382	478	8,110	—	655
FDIC loss sharing expense, net	—	(6,502)	(2,415)	(4,291)	(4,449)
Other income	1,827	4,528	5,010	7,783	5,073
Total noninterest income	26,920	22,121	34,539	28,058	15,758

Noninterest expense:
Compensation	62,661	62,174	61,065	58,992	48,152
Occupancy	12,010	12,193	12,632	12,194	10,762
Data processing	6,234	5,644	5,904	5,585	4,322
Other professional services	4,625	3,401	3,572	3,811	3,396
Insurance and assessments	4,324	4,951	4,965	5,450	3,805
Intangible asset amortization	4,224	4,371	4,746	4,910	1,497
Leased equipment depreciation	5,298	5,286	5,024	4,235	3,162
Foreclosed assets (income) expense, net	(248)	(3)	(561)	(3,185)	4,521
Acquisition, integration and reorganization costs	—	—	200	17,600	747
Other expense	11,582	12,064	13,141	12,672	9,775
Total noninterest expense	110,710	110,081	110,688	122,264	90,139

Earnings before income taxes	142,374	131,894	148,305	121,221	109,393
Income tax expense	(48,479)	(49,726)	(57,849)	(49,380)	(39,777)
Net earnings	$93,895	$82,168	$90,456	$71,841	$69,616

Basic and diluted earnings per share	$0.77	$0.68	$0.74	$0.60	$0.68

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.77%	1.57%	1.72%	1.37%	1.65%
Return on average equity (1)	8.24%	7.37%	8.20%	6.56%	7.73%
Return on average tangible equity (1)(2)	16.15%	14.61%	16.45%	13.14%	15.09%

Yield on average loans and leases (1)	6.17%	6.24%	6.57%	6.21%	6.34%
Yield on average interest-earning assets (1)(3)	5.55%	5.63%	5.85%	5.54%	5.88%
Cost of average total deposits (1)	0.19%	0.20%	0.23%	0.24%	0.33%
Cost of average time deposits (1)	0.45%	0.52%	0.61%	0.63%	0.66%
Cost of average interest-bearing liabilities (1)	0.52%	0.54%	0.57%	0.55%	0.63%
Cost of average funding sources (1)	0.32%	0.33%	0.35%	0.35%	0.46%
Net interest rate spread (1)(3)	5.03%	5.09%	5.28%	4.99%	5.25%
Net interest margin (1)(3)	5.26%	5.33%	5.53%	5.22%	5.46%
Core net interest margin (1)(2)(3)	5.08%	5.11%	5.10%	5.10%	5.19%

Efficiency ratio	40.1%	40.6%	38.5%	39.3%	39.6%
Noninterest expense as a percentage of average assets (1)	2.09%	2.11%	2.10%	2.33%	2.14%

Average Balances:
Loans and leases	$14,534,951	$14,468,590	$14,471,165	$14,031,102	$12,112,881
Interest-earning assets	18,111,585	18,003,075	18,161,751	17,777,534	14,198,482
Total assets	21,072,053	20,999,942	21,198,594	20,825,248	16,690,177
Noninterest-bearing deposits	6,274,294	6,437,720	6,273,249	6,043,900	3,486,780
Interest-bearing deposits	9,107,305	9,199,097	9,388,652	9,633,393	8,993,681
Total deposits	15,381,599	15,636,817	15,661,901	15,677,293	12,480,461
Borrowings and subordinated debentures	1,023,952	739,509	931,260	641,529	504,591
Interest-bearing liabilities	10,131,257	9,938,606	10,319,912	10,274,922	9,498,272
Funding sources	16,405,551	16,376,326	16,593,161	16,318,822	12,985,052
Stockholders’ equity	4,530,701	4,483,593	4,438,602	4,346,162	3,572,765

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	(Dollars in thousands)
Non-PCI Credit Quality:
Allowance for credit losses to loans and leases	1.05%	1.03%	0.96%	0.85%	0.82%
Allowance for credit losses to nonaccrual loans and leases	90%	118%	106%	95%	94%
Nonaccrual loans and leases to loans and leases	1.16%	0.88%	0.91%	0.90%	0.87%
Nonperforming assets to loans and leases and foreclosed assets	1.27%	0.99%	1.05%	1.06%	1.14%
Nonperforming assets to total assets	0.87%	0.68%	0.72%	0.71%	0.84%
Trailing twelve month net charge-offs to average loans and leases	0.04%	0.04%	0.03%	0.06%	0.04%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (1)	12.13%	11.92%	11.51%	11.67%	12.04%
Common equity tier 1 capital ratio (1)	12.83%	12.72%	12.63%	12.58%	12.74%
Tier 1 capital ratio (1)	12.83%	12.72%	12.63%	12.60%	12.74%
Total capital ratio (1)	16.18%	16.08%	15.96%	15.65%	16.32%
Risk-weighted assets (1)	$17,713,506	$17,520,609	$17,226,658	$17,170,292	$14,038,839

Equity to assets ratio	21.31%	21.34%	21.19%	20.66%	21.30%
Tangible common equity ratio (2)	12.19%	12.12%	11.87%	11.38%	12.21%
Book value per share	$37.29	$37.05	$36.60	$36.22	$34.76
Tangible book value per share (2)	$19.12	$18.83	$18.33	$17.86	$17.86

Pacific Western Bank Capital:
Tier 1 leverage ratio (1)	11.54%	11.38%	11.10%	11.40%	11.56%
Common equity tier 1 capital ratio (1)	12.21%	12.13%	12.18%	12.03%	12.25%
Tier 1 capital ratio (1)	12.21%	12.13%	12.18%	12.03%	12.25%
Total capital ratio (1)	13.15%	13.06%	13.05%	12.80%	13.05%

Equity to assets ratio	20.77%	20.82%	20.70%	20.19%	20.75%
Tangible common equity ratio (2)	11.56%	11.51%	11.27%	10.80%	11.53%

(1) Capital information for September 30, 2016 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for return on average tangible equity, tangible common equity ratio, tangible book value per share, core net interest margin, core loan and lease yield, and adjusted allowance for credit losses to loans and leases. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts.  Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of return on average equity, equity to assets ratio, book value per share, net interest margin, loan and lease yield, and allowance for credit losses to loans and leases, respectively.

The reconciliations for the following GAAP financial measures to the non-GAAP financial measures are presented earlier in this press release: (1) net interest margin to core net interest margin, (2) loan and lease yield to core loan and lease yield, and (3) allowance for credit losses to loans and leases to adjusted allowance for credit losses to loans and leases.

The reconciliations for the following GAAP financial measures to the non-GAAP financial measures are presented below: (1) return on average equity to return on average tangible equity, (2) equity to assets ratio to tangible common equity ratio, and (3) book value per share to tangible book value per share.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Return on Average Tangible Equity	2016	2016	2015	2016	2015
	(Dollars in thousands)
Net earnings	$93,895	$82,168	$69,616	$266,519	$227,778

Average stockholders’ equity	$4,530,701	$4,483,593	$3,572,765	$4,484,468	$3,551,763
Less: Average intangible assets	2,217,564	2,222,007	1,741,902	2,222,346	1,740,911
Average tangible common equity	$2,313,137	$2,261,586	$1,830,863	$2,262,122	$1,810,852

Return on average equity (1)	8.24%	7.37%	7.73%	7.94%	8.57%
Return on average tangible equity (2)	16.15%	14.61%	15.09%	15.74%	16.82%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized net earnings divided by average tangible common equity.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

Tangible Common Equity Ratio/	September 30,	June 30,	March 31,	December 31,	September 30,
Tangible Book Value Per Share	2016	2016	2016	2015	2015
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholders’ equity	$4,542,595	$4,513,304	$4,456,592	$4,397,691	$3,581,704
Less: Intangible assets	2,213,491	2,219,557	2,223,928	2,229,511	1,741,084
Tangible common equity	$2,329,104	$2,293,747	$2,232,664	$2,168,180	$1,840,620

Total assets	$21,315,291	$21,147,139	$21,031,009	$21,288,490	$16,814,105
Less: Intangible assets	2,213,491	2,219,557	2,223,928	2,229,511	1,741,084
Tangible assets	$19,101,800	$18,927,582	$18,807,081	$19,058,979	$15,073,021

Equity to assets ratio	21.31%	21.34%	21.19%	20.66%	21.30%
Tangible common equity ratio (1)	12.19%	12.12%	11.87%	11.38%	12.21%

Book value per share	$37.29	$37.05	$36.60	$36.22	$34.76
Tangible book value per share (2)	$19.12	$18.83	$18.33	$17.86	$17.86
Shares outstanding	121,817,524	121,819,849	121,771,252	121,413,727	103,053,694

Pacific Western Bank:
Stockholder’s equity	$4,416,623	$4,390,928	$4,331,841	$4,276,279	$3,466,817
Less: Intangible assets	2,213,491	2,219,557	2,223,928	2,229,511	1,741,084
Tangible common equity	$2,203,132	$2,171,371	$2,107,913	$2,046,768	$1,725,733

Total assets	$21,266,705	$21,084,950	$20,928,105	$21,180,689	$16,707,072
Less: Intangible assets	2,213,491	2,219,557	2,223,928	2,229,511	1,741,084
Tangible assets	$19,053,214	$18,865,393	$18,704,177	$18,951,178	$14,965,988

Equity to assets ratio	20.77%	20.82%	20.70%	20.19%	20.75%
Tangible common equity ratio	11.56%	11.51%	11.27%	10.80%	11.53%

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.